Exhibit 4.2

EXECUTION VERSION

1.00% Convertible Senior Notes due 2018

TAKE-TWO INTERACTIVE SOFTWARE, INC.

as Issuer

SUPPLEMENTAL INDENTURE

Dated as of June 18, 2013

to Indenture

Dated as of June 18, 2013

THE BANK OF NEW YORK MELLON

as Trustee

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- ii -

EXHIBITS

Exhibit A	-	Form of Note	A-1
Exhibit B	-	Form of Conversion Notice	B-1
Exhibit C	-	Form of Fundamental Change Repurchase Notice	C-1
Exhibit D	-	Form of Assignment and Transfer	D-1

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SUPPLEMENTAL INDENTURE dated as of June 18, 2013 between TAKE-TWO INTERACTIVE SOFTWARE, INC., a Delaware corporation, as issuer (the “Company”) and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”) under the Indenture dated as of June 18, 2013 between the Company and the Trustee (as amended and supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the future issuance of the Company’s unsecured Securities from time to time in one or more series as might be determined by the Company under the Original Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Original Indenture;

WHEREAS, Section 2.02 of the Original Indenture provides for the Company to establish Securities of any series pursuant to an indenture supplemental, and 9.01 of the Original Indenture provides for the Company and the Trustee to enter into such indenture supplemental to establish the form or terms of Securities of such series as permitted by Article Two of the Original Indenture without the consent of any Holders;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its “1.00% Convertible Senior Notes due 2018” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid and legally binding instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

Definitions and Other Provisions of General Application

SECTION 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Original Indenture to the extent of any conflict, and any reference in the Original Indenture to any superseded provision of the Original Indenture shall be deemed to refer instead to the corresponding provision of this Supplemental Indenture. For all purposes under the Original Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Original Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply.

SECTION 1.02 Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture, and all words, terms and phrases used in the Original Indenture and not otherwise defined therein (due to an amendment to the Original Indenture pursuant to this Supplemental Indenture), shall have the meanings assigned in this Supplemental Indenture;

(iii) all other terms used herein that are defined in the TIA, either directly or by reference therein, shall have the meanings assigned to them in the TIA;

(iv) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v) the words “herein,” “hereof” and “hereunder” and other words of similar import (a) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of this Supplemental Indenture and (b) otherwise, refer to this Supplemental Indenture or the Indenture, as the context may require, in each case, as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 6.03.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 9.06(a).

“Agent Members” has the meaning specified in Section 2.03(d)(v).

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 9.01(a)(ii). The Company will initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board.

“Business Day” means, solely for purposes of the Notes and notwithstanding the definition thereof in Section 1.01 of the Original Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Amount” has the meaning specified in Section 9.03(a)(i).

“Cash Settlement” has the meaning specified in Section 9.03(a).

“Clause A Distribution” has the meaning specified in Section 9.04(c).

“Clause B Distribution” has the meaning specified in Section 9.04(c).

“Clause C Distribution” has the meaning specified in Section 9.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” has the meaning specified in Section 9.03(a).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, subject to Section 9.07.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions in the Indenture, shall include its successors and assigns.

“Conversion Agent” means the agency appointed by the Company to which Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 9.02(b).

“Conversion Notice” has the meaning specified in Section 9.02(b)(i).

“Conversion Obligation” has the meaning specified in Section 9.01(a).

“Conversion Price” means, in respect of each $1,000 principal amount of Notes, as of any time, $1,000 divided by the Conversion Rate in effect at such time.

“Conversion Rate” means, initially 46.4727 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Daily Cash Amount” has the meaning set forth in the definition of “Daily Settlement Amount” in this Section 1.02.

“Daily Conversion Value” means, in respect of each $1,000 principal amount of Notes and for each of the forty (40) consecutive Trading Days during the Observation Period, 2.5% of the product of (i) the Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Settlement Amount” means, for each of the forty (40) consecutive Trading Days during the Observation Period:

(i) cash in an amount equal to the lesser of (x) 2.5% of the Cash Amount specified by the Company in the notice regarding the chosen Settlement Method (the “Daily Cash Amount”) and (y) the Daily Conversion Value on such Trading Day; and

(ii) if the Daily Conversion Value on such Trading Day exceeds the Daily Cash Amount, a number of shares of Common Stock equal to (x) the difference between such Daily Conversion Value and the Daily Cash Amount divided by (y) the Daily VWAP on such Trading Day.

“Daily VWAP” means, for each of the forty (40) consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TTWO.UQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Depositary” means initially DTC until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter, “Depositary” shall mean such successor. Any successor Depositary hereunder must be a clearing agency registered under the Exchange Act.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 9.06(c).

“Event of Default” has the meaning, with respect to the Notes, set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor legislation.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries or the employee benefit plans of the Company or any such Wholly-Owned Subsidiary of the Company, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity; or

(b) consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly-Owned Subsidiaries; provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change; or

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock, American Depositary Receipts or American Depositary Shares underlying the Notes) ceases to be listed or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a Fundamental Change as a result of clause (a) or (b) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of common stock, American Depositary Receipts or American Depositary Shares traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or which will be so traded or quoted when issued or exchanged and as a result of such transaction or transactions the Notes become convertible into such consideration in accordance with Section 9.07, excluding cash payments for fractional shares (subject to the provisions set forth under Section 9.03).

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(1).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any Note that is in global form registered in the Security Register in the name of the Depositary or a nominee thereof.

“Holder” means any “Holder” (as defined in Section 1.01 of the Original Indenture) with respect to the Notes.

“Indenture” means the Original Indenture, solely to the extent it governs the Notes, as supplemented by this Supplemental Indenture, and as further supplemented and/or amended from time to time, with respect to the Notes, in accordance therewith and herewith.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” has the meaning specified in Section 2.03(c).

“Last Reported Sale Price” of the Common Stock on any date means:

(i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded; or

(ii) if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, “Last Reported Sales Price” will be the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; or

(iii) if the Common Stock is not so quoted, “Last Reported Sales Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above, and determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (b) of such definition).

“Market Disruption Event” means (i) a failure by The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Maturity Date” means July 1, 2018.

“Measurement Period” has the meaning set forth in Section 9.01(a)(ii).

“Merger Event” has the meaning set forth in Section 9.07.

“Note” or “Notes” has the meaning set forth in the fourth paragraph of the recitals of this Supplemental Indenture.

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day after the related Conversion Date, and (ii) if the relevant Conversion Date occurs on or after the 45th Scheduled Trading Day prior to the Maturity Date, the forty (40) consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

“open of business” means 9:00 a.m. (New York City time).

“Outstanding” means, with respect to any Note, that such Note is “outstanding” as defined in Section 2.10 of the Original Indenture, subject to Section 3.03 and Section 4.02 hereof and Section 12.06 of the Original Indenture.

“Paying Agent” has the meaning set forth in the Original Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Repurchase Price of, any Notes on behalf of the Company.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” has the meaning specified in Section 9.03(a).

“Preferred Stock” as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Reference Property” has the meaning specified in Section 9.07.

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the December 15 or June 15, as the case may be (whether or not such day is a Business Day) immediately preceding the applicable January 1 or July 1 Interest Payment Date, respectively.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day; provided that if the Common Stock is not listed or admitted for trading on any United States national or regional securities exchange, “Scheduled Trading Day” means a Business Day.

“Security Register” means the register of Securities kept by the Registrar in accordance with Section 2.05 of the Original Indenture.

“Settlement Method” means, with respect to any conversion of the Notes, Physical Settlement, Combination Settlement or Cash Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Article 1, Rule 1-02 under Regulation S-X promulgated by the Commission.

“Spin-off” has the meaning specified in Section 9.04(c)

“Stock Price” has the meaning specified in Section 9.06(c).

“Subsidiary” means, solely for purposes of the Notes and notwithstanding the definition thereof in Section 1.01 of the Original Indenture, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” has the meaning specified in Section 5.01(a).

“Trading Day” means (A) except for purposes of determining amounts due upon conversion, a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; and (B) for purposes of determining amounts due upon conversion only, a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded; provided that, in the case of clause (A) or (B) above, if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trigger Event” has the meaning specified in Section 9.04(c).

“Underwriters” mean J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC.

“Underwriting Agreement” means the Underwriting Agreement, dated June 12, 2013, entered into by the Company and the Underwriters.

“Valuation Period” has the meaning set forth in Section 9.04(c).

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

SECTION 1.03 Incorporation by Reference of TIA. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

(1) “or” is not exclusive; and

(2) “including” means including without limitation.

ARTICLE 2

The Notes

SECTION 2.01 Designation, Amount and Issuance of Notes. The Notes shall be designated as “1.00% Convertible Senior Notes due 2018.” The Notes will initially not exceed the aggregate principal amount of $250,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their option to purchase additional Notes as set forth in the Underwriting Agreement) except for Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes to the extent expressly permitted hereunder. Upon the execution of this Supplemental Indenture, or from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication.

The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture with the same terms as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that if any such Additional Note are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

SECTION 2.02 Form of the Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes, the Conversion Notice, Fundamental Change Repurchase Notice and Assignment shall be substantially in the forms set forth in Exhibits A, B, C and D, respectively, hereto. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required by the custodian for the Global Notes, the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.03(d), all of the Notes will be represented by one or more Global Notes. The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.03(d), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders, and the Company may act as Paying Agent or Registrar for the Notes.

SECTION 2.03 Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a) Date and Denomination. The Notes initially shall be issued in the form of one or more Global Notes without interest coupons in denominations of $1,000 principal amount and integral multiples thereof (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Notes attached as Exhibit A hereto.

(b) Payment at Maturity. The Notes shall mature on July 1, 2018, unless earlier converted or repurchased in accordance with the provisions hereof. On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount of Notes, together with accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Notes, principal and interest will be paid to the Depositary in immediately available funds. With respect to any Physical Notes, principal and interest will be payable at the Company’s office or agency in New York City, which initially will be the Corporate Trust Office.

(c) Payment of Interest. Interest on the Notes will accrue at the rate of 1.00% per annum, from June 18, 2013 until the Maturity Date. Interest shall be payable on January 1 and July 1 of each year (each, an “Interest Payment Date”), commencing on January 1, 2014, to the Person in whose name a Note is registered on the Security Register at the close of business on the Regular Record Date relating to the applicable Interest Payment Date. Notwithstanding Section 9.03(b), if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes at the close of business on such Regular Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notwithstanding the foregoing, any Notes or portion thereof surrendered for conversion after the close of business on any Regular Record Date but prior to the open of business on the immediately following Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made:

(i) with respect to Notes converted after the close of business on the Regular Record Date immediately preceding the Maturity Date;

(ii) if the Company has specified a Fundamental Change Repurchase Date pursuant to Section 3.01(a) that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or

(iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to converted Notes.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

Interest on the Notes will be computed on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.

The Company shall pay interest on:

(i) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii) any Physical Note having a principal amount of $5,000,000 or less, by check mailed to the Holder thereof at its address in the Security Register; and

(iii) any Physical Note having a principal amount of more than $5,000,000, either by check mailed to the Holder thereof at its address in the Security Register or, upon application by such a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary.

If an Interest Payment Date, the Maturity Date or any earlier required repurchase date upon a Fundamental Change of a Note is not a Business Day, the required payment shall instead be made on the next succeeding Business Day, and no interest on such payment shall accrue in respect of the delay. This sentence shall supersede Section 12.08 of the Original Indenture with respect to the Notes.

All references to “interest” in this Indenture shall be deemed to include Additional Interest, if any, that accrues in connection with the Company’s failure to comply with Section 2.05, if applicable, as provided by Section 6.03.

(d) The following provisions shall apply only to Global Notes:

(i) Notwithstanding any other provision in the Indenture (other than clause (ii) below), no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in each case a successor Depositary has not been appointed by the Company within ninety (90) calendar days. Any Global Note exchanged pursuant to this Section 2.03(d)(i) shall be so exchanged in whole and not in part.

(ii) In addition, Physical Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner following the occurrence and continuation of an Event of Default. Notwithstanding anything to the contrary herein, any beneficial owner of an interest in a Global Note shall have the right to enforce this clause (ii) directly against the Company without any action or consent of the Depositary.

(iii) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (i) or (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall designate (or, in the case of clause (ii) above, to the beneficial owner requesting such exchange) and shall bear any legends required hereunder. Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv) In the event of the occurrence of any of the events specified in clause (i) above or upon any request pursuant to clause (ii) above, the Company will promptly make available to the Trustee a sufficient supply of Physical Notes in definitive, fully registered form, without interest coupons.

(v) No member of, or participant in, the Depositary (the “Agent Members”) or any other Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof (subject to clause (ii) above), and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Notes.

(vi) At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

(vii) The Holder of Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(viii) None of the Company, the Trustee and any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Trustee, the Paying Agent or the Registrar shall have any responsibility for any actions taken or not taken by the Depositary or any Agent Member.

SECTION 2.04 Reserved.

SECTION 2.05 Reporting Requirement. The first paragraph of Section 4.02 of the Original Indenture shall be superseded in its entirety, with respect to the Notes, by this Section 2.05. Instead, the Company shall file with the Trustee, within fifteen (15) calendar days after it is required to file them with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), any documents or reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Documents filed by the Company with the Commission via its EDGAR system shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

SECTION 2.06 Transfer and Exchange The Registrar and the Trustee may require a Holder who transfers or exchanges a Note in accordance with Section 2.08 of the Original Indenture, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company, the Trustee or the Registrar may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. Neither the Company nor the Trustee nor any Security Registrar shall be required to exchange, issue or register a transfer of (a) any Notes surrendered for conversion or (b) any Notes surrendered for required repurchase upon a Fundamental Change (and not withdrawn).

ARTICLE 3

Repurchase of Notes

SECTION 3.01 Repurchase at Option of the Holder Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) of the Company’s choosing that is not less than twenty (20) or more than thirty-five (35) calendar days after the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record on the close of business on the corresponding Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased. Repurchases of Notes under this Section 3.01 shall be made, at the option of the holder thereof, upon:

(1) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note by the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and

(2) delivery or book-entry transfer of the Notes to the Paying Agent by the Fundamental Change Repurchase Expiration Time (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in New York City, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice shall state:

(i) if certificated, the certificate numbers of the Notes to be delivered for repurchase, or if not certificated, such Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the payment of the Fundamental Change Repurchase Price to the relevant Holders on the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Notes (subject to the penultimate paragraph of Section 2.03(c)).

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the tenth (10th) calendar day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders of the Notes, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary. The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 3;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate and, if applicable, any adjustments to the applicable Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture;

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes pursuant to this Article 3; and

(x) the CUSIP, ISIN or other similar numbers, if any, assigned to the Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

SECTION 3.02 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent at any time prior to the Fundamental Change Repurchase Expiration Time, specifying:

(1) if Physical Notes have been issued, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted, or if Physical Notes have not been issued, such notice of withdrawal must comply with appropriate Depositary procedures;

(2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, which portion must be in principal amount of $1,000 or an integral multiple thereof; and

(3) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amount of $1,000 or an integral multiple thereof.

SECTION 3.03 Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06 of the Original Indenture, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If on the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, on the Fundamental Change Repurchase Date, (1) such Notes shall cease to be Outstanding, interest shall cease to accrue (whether or not book-entry transfer of the Notes is made or the Note is delivered to the Paying Agent) and (2) all other rights of the Holders of such Notes will terminate (other than (x) the right to receive the Fundamental Change Repurchase Price upon delivery or book-entry transfer of the Notes and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the related Interest Payment Date, the right of Holders on such Regular Record Date to receive such payment of interest). This shall be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.

SECTION 3.04 Restrictions on Repurchases. No Notes may be repurchased at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the event of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

SECTION 3.05 Notes Repurchased in Part. Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the portion of the Notes presented that is not repurchased.

SECTION 3.06 Covenant to Comply with Securities Laws Upon Repurchase of Notes. The Company shall, to the extent applicable, (i) comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, (ii) file the related Schedule TO or any other schedule required under the Exchange Act and (iii) otherwise comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes pursuant to a Fundamental Change Repurchase Notice, in each case, so as to permit the rights and obligations under this Article 3 to be exercised at the time and in the manner specified in the Indenture.

SECTION 3.07 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

Covenants

SECTION 4.01 Additional Interest. If Additional Interest is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer receives such an Officer’s Certificate, the Trustee may assume without inquiry that no Additional Interest is payable.

SECTION 4.02 Repurchase and Cancellation. To the extent permitted by law, the Company may repurchase any Notes in open-market purchases or negotiated transactions without giving prior notice to Holders. The Company shall surrender any Notes repurchased by the Company to the Trustee for cancellation as provided by Section 2.12 of the Original Indenture and any such Notes repurchased by the Company shall be deemed to be no longer Outstanding. Any Notes surrendered for cancellation by the Company shall not be reissued or resold.

ARTICLE 5

Successor Company

SECTION 5.01 When Company May Merge or Transfer Assets. This Article 5 shall supersede Article Five of the Original Indenture in its entirety. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(a) the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such Successor Company (if not the Company) expressly assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and the Indenture;

(b) if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such Successor Company under the Notes and the Indenture;

(c) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under the Indenture; and

(d) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.

SECTION 5.02 Successor to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the resulting, surviving or transferee Person and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, except in the case of a lease of all or substantially all of the Company’s properties and assets, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and the Company shall be discharged from its obligations under the Notes and the Indenture. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (other than by way of a lease), upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

SECTION 5.03 Opinion of Counsel to Be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

ARTICLE 6

Defaults and Remedies

SECTION 6.01 Events of Default. This Section 6.01 and Section 6.06(b) below shall, with respect to the Notes, supersede Section 6.01 of the Original Indenture in its entirety. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable and the default continues for a period of thirty (30) days;

(b) default in the payment of the principal amount of any Note when due and payable on the Maturity Date, upon any required repurchase at the option of the Holders pursuant to Article 3, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with Article 9 upon exercise of a Holder’s conversion right and such conversion default is not cured or such conversion is not rescinded within five (5) days;

(d) failure by the Company to give a Fundamental Change Company Notice or notice to Holders required pursuant to Section 9.01(a)(iii) or Section 9.01(a)(iv), in each case, when due;

(e) failure by the Company to comply with its obligations under Article 5;

(f) failure by the Company for sixty (60) days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by the Holders, also to be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g) default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable (unless rescinded) or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h) (i) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (ii) the entry by a court having jurisdiction in the premises of a decree or order adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law or (iii) the appointment by a court having jurisdiction in the premises of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of a Significant Subsidiary’s affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(i) the commencement by the Company or by a Significant Subsidiary of a voluntary case or other proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary in furtherance of any such action; or

(j) a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary, which judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Payments of the Fundamental Change Repurchase Price, principal and interest that are not made when due shall accrue interest per annum at the then-applicable interest rate from the required payment date.

SECTION 6.02 Waiver of Past Defaults. Section 6.04 of the Original Indenture shall be superseded in its entirety, with respect to the Notes, by this Section 6.02. The Holders of not less than a majority in principal amount of the Notes then Outstanding may, on behalf of all Holders, waive any past Default under the Indenture (except with respect to a Default set forth in Section 6.01(a), (b) or (c) of this Supplemental Indenture) and rescind any acceleration with respect to the Notes pursuant to Section 6.04 and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than a Default with respect to the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

SECTION 6.03 Failure to Comply with Reporting Covenant. Notwithstanding anything to the contrary in the Indenture, to the extent elected by the Company, the sole remedy during the 60-day period described below for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the TIA any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or (ii) the Company’s failure to comply with its obligations as set forth under Section 2.05, shall after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes Outstanding for each day during the 60-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing. If the Company makes such an election, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the sixty-first (61st) day after the occurrence of such Event of Default (if the Event of Default relating to the Company’s obligations referred to in clauses (i) and (ii) of this Section 6.03 is not cured or waived prior to such sixty-first (61st) day), the Notes shall be subject to acceleration as provided in Section 6.04 hereof. A Holder’s right to receive Additional Interest for an Event of Default relating to the Company’s failure to comply with its obligations referred to in clauses (i) and (ii) of this Section 6.03 shall not affect the rights of the Holders in the event of an occurrence of any other Event of Default. In the event the Company does not timely elect to pay the Additional Interest following an Event of Default referred to in clauses (i) and (ii) of this Section 6.03 in accordance with this paragraph, the Notes shall be subject to acceleration as provided in Section 6.04 hereof. To make such election to pay Additional Interest as the sole remedy during the first sixty (60) days after the occurrence of an Event of Default referred to in clauses (i) and (ii) of this Section 6.03, the Company must notify all Holders of the Notes and the Trustee and the Paying Agent of such election prior to the beginning of such 60-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.04 hereof.

SECTION 6.04 Acceleration. Section 6.02 of the Original Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 6.04. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest, on all the Notes to be due and payable. If an Event of Default specified in Section 6.01(h) and Section 6.01(i) of this Supplemental Indenture (solely with respect to the Company and not with respect to a Significant Subsidiary) occurs, 100% of the principal of and accrued and unpaid interest on the Notes shall automatically become due and payable. Upon such a declaration, such principal and accrued and unpaid interest, will be due and payable immediately.

SECTION 6.05 Limitation on Suits; Control by Majority. Notwithstanding Section 6.07 of the Original Indenture, a Holder may enforce, and may institute and maintain any proceeding suitable to enforce, its right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion. Each of (i) clause (3) of Section 6.07 of the Original Indenture, (ii) the last sentence of Section 6.05 of the Original Indenture, (iii) Section 7.01(f) of the Original Indenture and (iv) Section 7.02(i) of the Original Indenture is hereby amended, with respect to the Notes, in each case, by inserting the word “reasonably” immediately prior to the word “satisfactory”. In addition, the last sentence of Section 6.05 of the Original Indenture is hereby further amended, with respect to the Notes, by deleting the words “in its sole discretion”.

SECTION 6.06 Notice of Defaults.

(a) Notwithstanding the proviso in Section 7.05 of the Original Indenture, the Trustee shall not be protected in withholding notice of a Default after the ninetieth (90th) day following the occurrence of the Default if such Default relates to the payment or delivery of the consideration due upon conversion.

(b) The Company shall deliver to the Trustee, as soon as possible and in any event within thirty (30) days after it occurs, written notice, pursuant to Section 12.03 of the Original Indenture (and making explicit reference to the Indenture, the Notes and the Company), in the form of an Officers’ Certificate of any Event of Default or any event which with the giving of notice or the lapse of time would constitute an Event of Default (or both), its status and what action the Company is taking or proposes to take with respect to it.

(c) Neither the proviso set forth in Section 315(b) of the TIA nor clause (B) of Section 316(a)(1) of the TIA shall apply with respect to the Notes.

SECTION 6.07 Unconditional Right to Receive Conversion Consideration. Section 6.08 of the Original Indenture is hereby amended, for purposes of the Notes, by: (a) replacing the reference therein to “security issuable upon conversion” with the words “consideration due upon conversion” and (b) inserting the parenthetical “(including the Fundamental Change Repurchase Price, if applicable)” immediately following the words “payment of principal” therein. In addition, Section 6.13 of the Original Indenture is hereby amended, for purposes of the Notes, by inserting the words “or for the enforcement of the right to receive the consideration due upon conversion”.

ARTICLE 7

Discharge

SECTION 7.01 Discharge of the Supplemental Indenture. (a) The satisfaction and discharge provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Article 8 of the Original Indenture. When (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.09 of the Original Indenture) for cancellation or (ii) all Outstanding Notes have become due and payable, whether on the Maturity Date, upon a required repurchase pursuant to Article 3 hereof, upon conversion pursuant to Article 9 or otherwise, and the Company irrevocably deposits with the Trustee money sufficient to pay on the Maturity Date or upon repurchase of all Outstanding Notes, including interest thereon to the Maturity Date or the relevant Fundamental Change Repurchase Date, as the case may be, or (in the case of conversion) money and/or any shares of Common Stock sufficient to satisfy outstanding conversions, and if in each such case, the Company pays all other sums payable hereunder by the Company, then the Indenture shall, with respect to the Notes, subject to Section 7.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of the Indenture, with respect to the Notes, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 12.05 of the Original Indenture and at the cost and expense of the Company.

(b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, and 7.08 of the Original Indenture and Section 3.03 hereof and this Article 7 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Section 7.07 of the Original Indenture shall survive such satisfaction and discharge.

SECTION 7.02 Application of Trust Money. The Trustee shall hold in trust cash and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article 7. It shall apply the deposited money through the Paying Agent and in accordance with the Indenture to the payment of principal of and interest on the Notes or, in the case of any cash and/or shares of Common Stock (or other property) due in respect of converted Notes, in accordance with the Indenture in relation to the conversion of Notes pursuant to the terms hereof.

SECTION 7.03 Repayment to Company. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money or securities must look to the Company for payment as general creditors.

SECTION 7.04 Reinstatement. If the Trustee or Paying Agent is unable to apply any cash or to pay or deliver, as the case may be, cash or any shares of Common Stock (or other property) due in respect of converted Notes in accordance with this Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture, the Original Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Trustee or Paying Agent is permitted to apply all such cash and pay or deliver, as the case may be, cash or any shares of Common Stock (or other property) due in respect of converted Notes in accordance with this Article 7; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 8

Amendments

SECTION 8.01 Without Consent of Holders. Section 9.01 of the Original Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 8.01. The Company and the Trustee may amend or supplement the Indenture (to the extent applicable to the Notes) or the Notes without notice to or the consent of any Holder to:

(a) cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;

(b) provide for the assumption by a Successor Company of the obligations of the Company under the Indenture in accordance with Article 5;

(c) increase the Conversion Rate of the Notes;

(d) add guarantees with respect to the Notes;

(e) secure the Notes;

(f) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(g) make any change that does not adversely affect the rights of any Holder;

(h) comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA;

(i) in connection with any Merger Event, provide that the Notes are convertible into Reference Property, subject to the provisions of Section 9.03, and to make such related changes to the terms of the Notes to the extent expressly required by Section 9.07; or

(j) conform the provisions of the Indenture, with respect to the Notes, and the form or terms of the Notes to the “Description of Debt Securities” section of the prospectus accompanying the preliminary prospectus supplement, dated June 12, 2013, for the offering of Notes, as amended and/or supplemented by the “Description of notes” section in such preliminary prospectus supplement, as further supplemented by the related pricing term sheet.

SECTION 8.02 With Consent of Holders. The first paragraph of Section 9.02 of the Original Indenture shall be superseded in its entirety, with respect to the Notes, by this Section 8.02. The Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and prospective compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided that, without the consent of each Holder of an Outstanding Note affected, no amendment, supplement or prospective waiver may:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of, or extend the stated time for payment of, interest on any Note;

(c) reduce the principal of any Note or change the Maturity Date;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money other than that stated in the Note;

(g) change the ranking of the Notes if such change would adversely affect the rights of Holders;

(h) impair the right of any Holder to receive payment of principal or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i) make any change in the provisions of this Section 8.02 which require each Holder’s consent or in the waiver provisions in Section 6.02.

ARTICLE 9

Conversion

SECTION 9.01 Right to Convert.

(a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount which is $1,000 or an integral multiple of $1,000 thereof, at the Conversion Rate then in effect, (x) on or after January 1, 2018 through the close of business on the Business Day immediately preceding the Maturity Date, regardless of whether any of the conditions set forth in clause (i) through (iv) below are satisfied and (y) prior to the close of business on the Business Day immediately preceding January 1, 2018, but only upon the satisfaction of one or more of the conditions set forth in clauses (i) through (iv) below and only during the periods set forth below (subject to Section 9.02 and Section 9.03, the “Conversion Obligation”).

(i) Prior to the close of business on the Business Day immediately preceding January 1, 2018, a Holder may surrender all or a portion of its Notes for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after September 30, 2013, if the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each applicable Trading Day. The Company shall determine at the beginning of each fiscal quarter commencing after September 30, 2013 whether the Notes have become convertible pursuant to this clause (i) and, if so, shall so notify Holders, the Trustee and the Conversion Agent within one Business Day.

(ii) Prior to the close of business on the Business Day immediately preceding January 1, 2018, a Holder may surrender all or a portion of its Notes for conversion during the five (5) Business-Day period immediately after any ten (10) consecutive Trading-Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 9.01(a)(ii) and the definition of “Trading Price”, for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 9.01(a)(ii) and the definition thereof (if the Company is not acting as Bid Solicitation Agent) unless requested by the Company, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price of the Notes) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes (or, if the Company is acting as Bid Solicitation Agent, the Company shall determine the Trading Price of the Notes) beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent, and does not so instruct the Bid Solicitation Agent to obtain bids when required or the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to obtain bids or (y) the Company is acting as Bid Solicitation Agent and the Company does not obtain bids when required, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each day of such failure. If the Trading Price condition has been met on any Business Day, the Company shall notify the Holders of the Notes, by first class mail to their respective addresses as shown on the Security Register, or in the case of Global Notes, in accordance with the applicable procedures of the Depositary, the Trustee and the Conversion Agent within one (1) Business Day. If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall promptly so notify the Holders of the Notes, by first class mail to their respective addresses as shown on the Security Register, or in the case of Global Notes, in accordance with the applicable procedures of the Depositary, the Trustee and the Conversion Agent.

(iii) If, prior to the close of business on the Business Day immediately preceding January 1, 2018, the Company elects to:

(A) issue to all or substantially all holders of Common Stock rights or warrants entitling them for a period of not more than forty-five (45) calendar days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in each case, the Company shall notify all Holders of the Notes, by first class mail to their respective addresses as shown on the Security Register, or in the case of Global Notes, in accordance with the applicable procedures of the Depositary, at least forty-five (45) Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.

(iv) If, prior to the close of business on the Business Day immediately preceding January 1, 2018, a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes under Section 3.01, or if the Company is a party to a consolidation, merger, binding share exchange, or sale, conveyance, transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender Notes for conversion at any time from or after the 45th Scheduled Trading Day prior to the anticipated effective date of such transaction (or, if later, the Business Day after the Company gives notice of such transaction as set forth in clause (y) of the following sentence) until thirty-five (35) Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify the Holders, by first class mail to their respective addresses as shown on the Security Register, or in the case of Global Notes, in accordance with the applicable procedures of the Depositary, and the Trustee, (x) as promptly as practicable following the date the Company or a third party publicly announces such transaction, but in no event less than forty-five (45) Scheduled Trading Days prior to the anticipated effective date of such transaction or (y) if the Company does not have knowledge of such transaction at least forty-five (45) Scheduled Trading Days prior to the anticipated effective date of such transaction, within one (1) Business Day of the date upon which it receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

SECTION 9.02 Conversion Procedures.

(a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(b) In order to exercise the conversion privilege with respect to any beneficial interest in a Global Note, the beneficial owner thereof must comply with the Depositary’s procedures for converting a beneficial interest in a Global Note and pay the funds, if any, required by Section 2.03(c) to which such converting Holder is not entitled and, if required, pay all transfer taxes pursuant to Section 9.08, if any. In order to exercise the conversion privilege with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice on the back of the Note (the “Conversion Notice”) or a facsimile of the Conversion Notice and deliver such notice, which is irrevocable, to the Conversion Agent;

(ii) surrender the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required, pay all transfer or similar taxes; and

(v) if required under Section 2.03(c), pay funds equal to the interest payment on the next Interest Payment Date to which such Holder is not entitled.

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.” The Trustee shall, as promptly as possible, provide the Company with notice of any conversion exercised by Holders of which a Trust Officer becomes aware.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless any shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(e) Each conversion of Notes shall be deemed to have been effected on the relevant Conversion Date, and with respect to any shares of Common Stock that are issuable upon such conversion: (i) if Physical Settlement applies, the Person in whose name the certificate or certificates for such shares of Common Stock will be registered shall become the holder of record of such shares as of the close of business on the Conversion Date; and (ii) if Combination Settlement applies, the Person in whose name the certificate or certificates for such shares of Common Stock will be registered, shall become the holder of record of such shares as of the close of business on the last Trading Day of the related Observation Period.

(f) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(g) If a Holder has submitted any Notes for required repurchase pursuant to Section 3.01, such Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 3.02 prior to the Fundamental Change Repurchase Expiration Time.

SECTION 9.03 Payment Upon Conversion.

(a) Upon any conversion of any Note, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, at the Company’s election, in full satisfaction of the Company’s Conversion Obligation, any of (1) shares of Common Stock, together with cash in lieu of fractional shares pursuant to Section 9.03(c), if any (a “Physical Settlement”), (2) a cash payment without any delivery of shares of Common Stock (a “Cash Settlement”) or (3) a combination of cash and shares of Common Stock, together with cash in lieu of fractional shares pursuant to Section 9.03(c), if any (a “Combination Settlement”), in each case, as set forth below. Prior to the close of business on the 45th Scheduled Trading Day immediately preceding the Maturity Date, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date as set forth in clause (i) or (ii) below, provided that, prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. The Company shall use the same Settlement Method for all conversions occurring on or after the 45th Scheduled Trading Day immediately preceding the Maturity Date as set forth in clause (i) or (ii) below.

(i) For conversions that occur prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, by the close of business on the Trading Day following the Conversion Date, the Company shall deliver a notice to converting Holders of the relevant Settlement Method in respect of such Conversion Date and, if the Company elects Combination Settlement, the dollar amount of the Conversion Obligation (the “Cash Amount”) that will be settled in cash. The Company shall deliver, prior to the 45th Scheduled Trading Day immediately preceding the Maturity Date, a notice to all Holders of the Settlement Method and, if the Company elects Combination Settlement, the related Cash Amount that will be applicable to all conversions that occur on or after such 45th Scheduled Trading Day. Any such notice of a Settlement Method (and, if applicable, the relevant Cash Amount) delivered pursuant to this Section 9.03(a)(i) may not be revoked.

(ii) If the Company does not timely deliver a notice of Settlement Method with respect to any conversion of a Note in accordance with Section 9.03(a)(i), then the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation.

(iii) If Physical Settlement applies to any Notes surrendered for conversion, the Company shall deliver to the converting Holder, for each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Conversion Rate in effect on the relevant Conversion Date, together with cash in lieu of fractional shares of Common Stock pursuant to Section 9.03(c), on the third Business Day following the Conversion Date.

(iv) If Cash Settlement applies to any Notes surrendered for conversion, the Company shall deliver to the converting Holder, for each $1,000 principal amount of Notes, a cash payment equal to the sum of the Daily Conversion Values for each Trading Day during the relevant Observation Period. Subject to Section 9.06(b), the Company shall make such payment on the third Business Day following the last Trading Day of the applicable Observation Period.

(v) If Combination Settlement applies to any Notes surrendered for conversion, the Company shall deliver to the converting Holder, for each $1,000 principal amount of Notes, the sum of the Daily Settlement Amounts for each Trading Day during the relevant Observation Period. Subject to Section 9.06(b), the Company shall deliver the cash and shares of Common Stock comprising its Conversion Obligation pursuant to the immediately preceding sentence on the third Business Day following the last Trading Day of the applicable Observation Period.

(b) Upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, except to the extent specified in Section 2.03(c). The Company’s delivery to the Holder of Common Stock, cash or a combination of cash and Common Stock, as applicable, together with any cash payment for any fractional share of Common Stock pursuant to Section 9.03(c), into which a Note is convertible will be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Notes so converted and (ii) accrued and unpaid interest, if any, to, but not including, the Conversion Date, except as provided in Section 2.03(c). As a result, any such accrued and unpaid interest to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, any such accrued and unpaid interest shall be deemed to be paid first out of any cash paid upon such conversion.

(c) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of such Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would otherwise be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of such fractional share of Common Stock based on:

(i) if Physical Settlement applies, the Last Reported Sale Price of the Common Stock on the relevant Conversion Date, and

(ii) if Combination Settlement applies, the Daily VWAP of the Common Stock on the final Trading Day of the applicable Observation Period.

SECTION 9.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any of the adjustments to the Conversion Rate referred to in clauses (a) (but only with respect to a dividend or distribution), (b), (c) or (d) below if Holders of the Notes have the right to participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if such Holders held the full number of shares of Common Stock underlying their Notes.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, the Conversion Rate shall again be immediately adjusted, effective as of the date of the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than forty-five (45) calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of Common Stock for the ten (10) consecutive Trading-Day period ending on the

Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

Any adjustment made under this Section 9.04(b) shall be made successively whenever any such rights or warrants are issued. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be decreased, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the scheduled issuance date, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 9.04(b) and for the purpose of Section 9.01(a)(iii)(A), in determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of any class of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s Capital Stock or other securities to all or substantially all holders of the Common Stock, excluding:

(i) dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to Section 9.04(a) or Section 9.04(b);

(ii) dividends or distributions paid exclusively in cash (as set forth below in Section 9.04(d)); and

(iii) Spin-offs to which provisions set forth below in this Section 9.04(c) shall apply,

then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 9.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Common Stock, the amount and kind of Capital Stock, evidences of indebtedness, other assets or property of the Company or rights or warrants to acquire the Capital Stock of the Company or other securities such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution.

If any such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, in each case that are or, when issued, will be listed on a national securities exchange (a “Spin-off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock (determined for purposes of the definition of “Last Reported Sale Price” as if such Capital Stock or similar equity interest were the Common Stock) applicable to one share of the Common Stock over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last day of the Valuation Period but will be given retroactive effect as of the open of business on the Ex-Dividend Date for the Spin-off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 9.04(c) relating to Spin-offs to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-off and the Conversion Date in determining the applicable Conversion Rate. If the Ex-Dividend Date for the Spin-off is less than ten (10) Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the portion of this Section 9.04(c) related to

Spin-offs to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including the Ex-Dividend Date for such Spin-off to, and including, the last Trading Day of such Observation Period.

If any dividend or distribution of the type described in this Section 9.04(c) is declared but not so paid or made, the Conversion Rate shall be decreased, effective as of the date of the Board of Directors determines not to pay or make such distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 9.04(c) (and subject in all respect to Section 9.12), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.04(c) (and no adjustment to the Conversion Rate under this Section 9.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 9.04(a), Section 9.04(b) and this Section 9.04(c), if any dividend or distribution to which this Section 9.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 9.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 9.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9.04(a) and Section 9.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable” within the meaning of Section 9.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 9.04(b).

(d) If any cash dividend or other distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price per share of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of the Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires (after giving effect to the purchase of all shares of the Common Stock accepted for purchase or exchanged in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 9.04(e) shall be determined at the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but will be given retroactive effect as of the open of business on the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within ten (10) Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. If the Trading Day immediately following the date the tender or exchange offer expires is less than ten (10) Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in this Section 9.04(e) to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

If the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) For purposes of Section 9.04(c), “record date” shall mean, with respect to any dividend, issuance, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) To the extent permitted by applicable law and the rules of The NASDAQ Global Select Market and any other securities exchange on which the Company’s securities are then listed, (i) the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(h) [Reserved.]

(i) All calculations under this Article 9 shall be made by the Company and shall be calculated to the nearest one-ten-thousandth (1/10,000th) of a share. No adjustment to the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate that the Company elects not to make and take such carried-forward adjustments into account upon (1) each of the forty (40) consecutive Trading Days of any Observation Period with respect to a conversion of the Notes

(or, in the case of a Physical Settlement, any Conversion Date), (2) the occurrence of a Fundamental Change, (3) the Maturity Date and (4) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l) Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than (x) as a result of a reverse share split or a share combination or (y) a decrease in the Conversion Rate that reverses an earlier increase in the Conversion Rate, in whole or in part, due to the transaction or event that led to such increase not being completed, to the extent expressly specified in Section 9.04(a) to Section 9.04(e) above).

(m) Notwithstanding any of the foregoing, the applicable Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest, if any.

(n) Notwithstanding the Conversion Rate adjustment provisions above, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date, effective date or expiration date relating to a required Conversion Rate adjustment occurs, during the period beginning on the earlier of (i) a Conversion Date, or (ii) the first Trading Day of the corresponding Observation Period, and ending on the date that the consideration due upon a conversion is delivered (or, in the case of Physical Settlement, during the period beginning on a Conversion Date and ending on the date the shares due upon conversion are delivered), the Board of Directors shall make adjustments to the Conversion Rate or the amount of cash or number of shares of Common Stock issuable upon conversion of the Notes, as may be necessary or appropriate to effect the intent of the foregoing Conversion Rate adjustments to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 9.04(n) will apply in lieu of the adjustment or other term that would otherwise be applicable. In addition, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as set forth above, and a Holder that has converted its Notes would become the record holder of shares of Common Stock as of the related Conversion Date as set forth in Section 9.02(e) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions above, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be deemed to be the record owner of the shares on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(o) Except as stated herein, the applicable Conversion Rate shall not be adjusted for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

SECTION 9.05 Adjustment of Average Prices. Whenever any provision of this Indenture requires the Company to calculate Last Reported Sale Prices or Daily VWAPs over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or expiration date of the event occurs, at any time during the period from which such Last Reported Sale Prices or Daily VWAPs are to be calculated.

SECTION 9.06 Adjustments Upon Make-Whole Fundamental Changes.

(a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances set forth below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Notice of the Notes is received by the Conversion Agent at any time from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the thirty-fifth (35th) Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 9.03; provided, however, that if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares) multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined as of the relevant Conversion Date and paid to Holders in cash on the third Business Day following such Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five (5) Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table in clause (e) below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in such Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five (5) Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 9.04.

(e) The following table sets forth the number of Additional Shares to be added to the Conversion Rate for each Stock Price and Effective Date set forth below:

	Stock price
Effective date	$15.37	$17.50	$20.00	$22.50	$25.00	$30.00	$40.00	$50.00	$75.00	$100.00	$125.00
June 18, 2013	18.5891	14.5964	10.9066	8.3298	6.4798	4.1019	1.8772	0.9665	0.2312	0.0497	0.0008
July 1, 2014	18.5891	14.6186	10.7041	8.0053	6.0965	3.7015	1.5714	0.7609	0.1606	0.0265	0.0000
July 1, 2015	18.5891	14.3395	10.1935	7.3873	5.4467	3.1003	1.1729	0.5204	0.0941	0.0088	0.0000
July 1, 2016	18.5891	13.5688	9.1804	6.3002	4.3860	2.2229	0.6907	0.2737	0.0445	0.0003	0.0000
July 1, 2017	18.5891	12.2407	7.4682	4.5263	2.7440	1.0425	0.2213	0.0897	0.0168	0.0000	0.0000
July 1, 2018	18.5891	10.6702	3.5273	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(1) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable.

(2) If the Stock Price is greater than $125.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

(3) If the Stock Price is less than $15.37 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 65.0618 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 9.04.

(f) The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five (5) Business Days after such Effective Date.

SECTION 9.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. In the case of:

(a) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(b) any consolidation, merger or combination involving the Company; or

(c) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(d) any statutory share exchange;

in each case of clauses (a) – (d) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such Merger Event, the right of a Holder to convert a Note will be changed into a right to convert such Note as set forth in this Supplemental Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event. However, at and after the effective time of the Merger Event, (i) the Company shall continue to have the right to determine the form of consideration to be delivered upon conversion of the Notes as set forth in Section 9.03, and (ii) (x) the amount otherwise payable in cash upon conversion of the Notes as set forth in Section 9.03 shall continue to be payable in cash, (y) the number of shares of Common Stock otherwise deliverable upon conversion of the Notes as set forth in Section 9.03 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (z) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), (x) the Reference Property into which the Notes shall be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such election and (y) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 9.07. Any supplemental indenture under this Section 9.07 shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 9 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such reorganization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the repurchase rights set forth in Article 3.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 9.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 9.07 applies to any Merger Event, Section 9.04 shall not apply.

SECTION 9.08 Taxes on Shares Issued. Any issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, stamp or any similar issue or transfer tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in any name other than that of the Holder of any Notes converted.

SECTION 9.09 Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, (x) all such Notes would be converted by a single Holder, (y) Physical Settlement applies to such conversion and (z) the maximum number of Additional Shares is added to the Conversion Rate).

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion (other than solely as a result of the status of the converting Holder as an affiliate of the Company), the Company will secure such registration or approval, as the case may be.

SECTION 9.10 Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 9. The rights, privileges, protections, immunities and benefits given to the Trustee under this Supplemental Indenture and the Original Indenture, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent and if it is so appointed by the Company and accepts such appointment, as Bid Solicitation Agent.

SECTION 9.11 Notice to Holders Prior to Certain Actions. Unless a notice has been provided under Section 9.01(a)(iii) or Section 9.01(a)(iv), as applicable, in case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.04; or

(b) the Company shall authorize the granting to the holders of all or substantially all of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 9.04; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 2.07 of the Original Indenture, as promptly as practicable but in any event at least thirty (30) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 9.12 Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 9 shall be entitled to receive, in addition to any shares of Common Stock received in connection with such conversion, rights under the rights plan, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. If prior to any conversion, however, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 9.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 9.13 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 9 shall be conclusive if made in good faith, absent manifest error.

ARTICLE 10

No Redemption

SECTION 10.01 No Redemption. Article 3 of the Original Indenture shall not apply to the Notes. The Notes shall not be redeemable by the Company prior to maturity, and no sinking fund is provided for the Notes.

ARTICLE 11

Miscellaneous

SECTION 11.01 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.02 Electronic Communications. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture set by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If a party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elections to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. Subject to the provisions in the Original

Indenture, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonably reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all rights arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on authorized instructions, and the risk or interpretation and misuse by third parties. Notwithstanding anything to the contrary contained herein, so long as the Notes are in the form of a Global Note, notice to the Holders may be made electronically in accordance with the procedures of the Depositary.

SECTION 11.03 No Recourse Against Others. No director, officer, employee, incorporator, stockholder or partner of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 11.04 Severability Clause. In case any provision in the Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 11.05 Calculations. The Company shall be responsible for making all calculations called for under the Indenture and the Notes, including, but not limited to, determinations of the Last Reported Sales Prices of the Common Stock, Daily VWAPs, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of the Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

SECTION 11.06 Recitals. The recitals herein and in the Notes, except the Trustee’s certificate of authentication, are deemed to be those of the Company and not of the Trustee and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 11.07 Ratification of Original Indenture. The Original Indenture, as supplemented by this Supplemental Indenture, except as amended or superseded hereby, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded the Trustee under the Original Indenture (except as amended or superseded hereby) are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, as if set forth herein in full.

SECTION 11.08 Governing Law. This Supplemental Indenture and the Notes, and any dispute, case or controversy arising thereunder or relating thereto, shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.09 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together will represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

TAKE-TWO INTERACTIVE SOFTWARE, INC., as Issuer

By:	/s/ Lainie Goldstein
Name: Lainie Goldstein
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee,

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE THE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

TAKE-TWO INTERACTIVE SOFTWARE, INC.

1.00% Convertible Senior Note due 2018

No. [ ]	[Initially]$[ ]

CUSIP No.: 874054 AD1 ISIN: US874054AD16

Take-Two Interactive Software, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor corporation or other entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to [            ]* [CEDE & CO.]†, or registered assigns, [[            ] DOLLARS ($[            ])]* [the principal amount as set forth in the “Schedule of Exchanges of Securities” attached hereto)]†, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $250,000,000 in aggregate at any time (or $287,500,000 if the Underwriters exercise their over-allotment option in full as set forth in the Underwriting Agreement), in accordance with the rules and procedures of the Depositary, on July 1, 2018, unless earlier converted, or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Holders of record as set forth in the Indenture.

This Note shall bear interest at the rate of 1.00% per annum from June 18, 2013 or from the most recent date to which interest has been paid or provided to, but excluding, the next scheduled Interest Payment Date, until July 1, 2018. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each January 1 and July 1, commencing on January 1, 2014, to the Holders of record at the close of business on the Regular Record Date for such Interest Payment Date. Additional Interest will be payable at the option of the Company on the terms set forth in Section 6.03 of the within-mentioned Supplemental Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. The Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its Corporate Trust Office in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar. Interest on the Notes (other than Notes that are Global Notes) will be payable (i) to Holders of the Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of these Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Notes in excess of $5,000,000, either by check mailed to each Holder at its

*	Include for Physical Note
†	Include for Global Note

address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, for all purposes, and any claim, controversy or dispute arising hereunder or relating hereto, shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, TAKE-TWO INTERACTIVE SOFTWARE, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: [            ]

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: [            ]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

TAKE-TWO INTERACTIVE SOFTWARE, INC.

1.00% Convertible Senior Note due 2018

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of June 18, 2013 (herein called the “Original Indenture”) and as supplemented and amended by the Supplemental Indenture dated as of June 18, 2013 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented and amended by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

This Note shall not be redeemable at the Company’s option and, for the avoidance of doubt, this Note is not subject to the provisions of Article 3 of the Original Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Note or portion thereof that is $1,000 or integral multiples thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. In accordance with the Indenture, the Company may elect to pay or deliver, as the case may be, shares of its Common Stock, cash or a combination of cash and shares of Common Stock in respect of the Conversion Obligation upon conversion of any Notes. The initial Conversion Rate shall be 46.4727 shares of Common Stock for each $1,000 principal amount of Notes, as the same may be adjusted pursuant to the terms and conditions of the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to the Trustee or Paying Agent, as the case may be and as set forth in the Indenture, to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the

Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.

If an Event of Default occurs and is continuing, unless the principal of all of the Notes has already become due and payable, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest, if any, on all the Notes to be due and payable. As described in the Indenture, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and accrued interest, if any on all the Notes will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and unpaid interest on this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon presentation of this Note to the Registrar or co-registrar with a request to register a transfer.

The Notes are issuable only in registered form without coupons in denominations of $1,000 principal amount and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar use or transfer tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name the Note is registered as the absolute owner of the Note for all purposes, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar will be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

UNIF GIFT MIN ACT – Uniform Gift to Minors Act

CUST—custodian

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of

Survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF SECURITIES‡

TAKE-TWO INTERACTIVE SOFTWARE, INC.

1.00% Convertible Senior Notes due 2018

The initial principal amount of this registered Global Note is [            ] DOLLARS ($[            ]). The following, exchanges, purchases or conversions of a part of this Registered Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

‡	To be included for Global Notes.

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To: Take-Two Interactive Software, Inc.

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s discretion, in accordance with the terms of the Indenture referred to in this Note and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

B-1

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer Identifying Number

B-2

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Take-Two Interactive Software, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Take-Two Interactive Software, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):

$            , 000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                          to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

D-1